EXHIBIT 99.3

CONSENT OF PROSPECTIVE DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, David D. Wesselink, hereby consent to be named as a prospective director of Saxon REIT, Inc. in the Registration Statement on Form S-4 of Saxon REIT, Inc., dated February 13, 2004, and any amendments thereto.

/s/ David D. Wesselink

David D. Wesselink

Dated: February 6, 2004